PRESS RELEASE

Innospec Inc. Appoints Ian Cleminson as CFO

Newark, Del. -- June 29, 2006 -- Innospec Inc. (NASDAQ: IOSP) today announced the appointment of Ian Cleminson as Executive Vice President and Chief Financial Officer. Mr. Cleminson, 40, has served as Financial Controller of the Performance Chemicals and Fuel Specialties divisions at Innospec for the past four years and has almost two decades of experience in financial management and accounting. He will assume the position of CFO effective July 3, 2006.

Mr. Cleminson spent three years as Financial Controller of the Superabsorbents division of BASF plc before joining Innospec in 2002. Previously, he worked as a senior manager in the corporate tax department of KPMG. Mr. Cleminson began his career in 1989 at the Ford Campbell accounting firm, where his last position was Senior Partners Assistant. He graduated with a Bachelor's degree from Lancaster University and also has a Master of Social Science degree from Birmingham University.

"Ian's extensive finance and accounting background, as well as his intimate knowledge of Innospec's operations make him the ideal candidate," said Paul Jennings, President and Chief Executive Officer of Innospec. "During his time with the company, he has established a strong track record -- most recently playing a key role in our successful corporate re-branding and move to the NASDAQ stock market. He is a prime example of the wealth of talent available within Innospec and we wholeheartedly welcome him to the senior management team."

Ian Cleminson replaces James F. Lawler, who assumed the position of CFO on an interim basis in August 2005 after joining the company in May 2005 as a consultant. "We are deeply indebted to Jim for stepping into the CFO position until we could find a permanent replacement," said Mr. Jennings. "We greatly appreciate his dedication and the valuable contributions he made during his tenure with us."

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in plastics and paper and in the metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL). The management team has a clear strategy in place to ensure the Company maximizes shareholder value from TEL supply while monitoring and reducing production in line with global demand.

Innospec has manufacturing and sales operations in 23 countries including Belgium, China, Cyprus, Dubai, France, Germany, Greece, Holland, Hong Kong, Hungary, India, Italy, Korea, Singapore, South Africa, Spain, Sweden, Switzerland, the UK and USA, which service the company's worldwide distribution network. For more information about Innospec, please visit our website at www.innospecinc.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. Factors that could cause actual results to differ materially from expectations are identified and included in Innospec Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 and those identified in the Company's other reports filed with the Securities and Exchange Commission.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Mark Harrop

RF|Binder Partners

+1-212-994-7533

Mark.Harrop@RFBinder.com